EXHIBIT 23.1

Goosehead Insurance, Inc.

1500 Solana Blvd., Building 4, Suite 4500

Westlake, TX 76262

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2020 relating to the financial statements of Goosehead Insurance, Inc., and subsidiaries, appearing in the Annual Report on Form 10-K of Goosehead Insurance, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

May 13, 2020